Exhibit 5.2

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RP FINANCIAL, L.C.
FINANCIAL INDUSTRY CONSULTANTS





                     October 6, 1997



Board of Directors
FSB Mutual Holding Company
Pennsylvania Savings Bank
1835 Market Street
Philadelphia, Pennsylvania 19103

Gentlemen:

 We hereby consent to the use of our firm's name in the Application for Conversion of PSB Mutual Holding Company, the mutual holding company for Pennsylvania Savings Bank, Philadelphia, Pennsylvania and any amendments thereto, in the Form 18(c) and any amendments thereto, in the Form SB-2 Registration Statement and any amendments thereto and in the Form FRY-1 for PSB Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of PSB Bancorp, Inc.

                          Sincerely,

                          RP FINANCIAL, L.C.

                          /s/ William E. Pommerening

                          William E. Pommerening,
                          Chief Executive Officer









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